                                                                   EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of December 17, 1996, by and between EURONET SERVICES INC., a Delaware corporation ("Employer"), and MICHAEL J. BROWN, a citizen of the United States of America with a permanent address at 12617 Juniper Circle, Leawood, Kansas 66209, USA, ("Employee"). (Each of the above may be individually referred to herein as a "Party" and collectively as the "Parties.")


                                    RECITALS

A. Employer is a corporation organized and existing under the laws of the Commonwealth of Delaware.

B. Employee is currently employed as Chairman of the Supervisory Board of Euronet Holding N.V. (which was reorganized into the Employer) and as Chief Executive Officer of subsidiaries of Euronet Holding N.V. pursuant to that certain Services Agreement dated March 13, 1996, between Euronet Holding N.V. and Employee, which shall be terminated upon the commencement of this Agreement as set forth below; and

C. Employer believes that the services of Employee are of great value to Employer and Employee is willing to be employed by Employer for the term and upon terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

     1. TERM. The term of Employee's employment hereunder shall commence on December 31, 1996 and shall continue until December 31, 1999, except as otherwise provided in Section 7. If the term of Employee's employment hereunder shall have continued until December 31, 1999, thereafter, such term of Employee's employment hereunder shall be deemed to be renewed automatically, on the same terms and conditions contained herein, for successive periods of one year each, unless and until either Employer or Employee, at least 90 days prior to the expiration of the original term or any such extended term, shall given written notice to the other of his or its intention not to renew the term of Employee's employment hereunder. All references herein to the "Term" refer to the term of Employee's employment stipulated herein and extensions, if any, thereof.

     2. DUTIES.

     (a) Offices. During the Term, Employee shall serve as Chief Executive Officer, President and Chairman of the Board of Directors and Employee shall perform such services as normally are associated with and incident to such positions and such further services as from time to time may be required or as may be assigned to Employee by the Employer's Board of Directors (the "Board"). Employer agrees that Employee will be assigned only duties of the type, nature and dignity normally assigned to a Chief Executive Officer, President and Board Chairman of a corporation of the size, stature and nature of Employer. During the Term, Employee shall have, at a minimum, the same perquisites of office as he had on the date hereof, and he shall report directly to the Board.

     (b) Full-Time Basis. During the Term, Employee shall devote, on a full-time basis, his services, skills and abilities to his employment hereunder, excepting periods of vacation or illness and excepting any pursuits which do not materially interfere with his duties hereunder or present a conflict of interest with the interests of Employer or of any subsidiary
thereof ("Subsidiary").   Employee may maintain his residence in Kansas, but
shall travel to and work in the offices of Employer and its Subsidiaries (the "Group"), as often as he or the Board deems necessary to attend effectively to the affairs of the Group. In addition to travel time, Employee shall make himself available by phone and fax to attend to the affairs of the Group.

     3. COMPENSATION.

     (a) Salary. During the Term, as compensation for services rendered by Employee hereunder, Employer shall pay to Employee a base salary at a rate not less than $100,000.00 per annum, payable in monthly installments in accordance with Employer's general practices ("Base Salary"). In January of every year during the Term, Employee's compensation, including Base Salary, will be subject to the Board's review and may be adjusted at the sole discretion of the Board.

     (b) Deductions and Withholding. Employee agrees that Employer may withhold, from any and all payments required to be made to Employee hereunder, all taxes or other amounts that Employer is required by law to withhold in accordance with applicable laws or regulations from time to time in effect.

     4. BENEFITS. During the Term, Employee shall be entitled to such comparable fringe benefits and perquisites as may be provided to any or all of Employer's senior officers pursuant to policies established from time to time by the Board. These fringe benefits and perquisites shall include holidays and reimbursement for premiums relating to health insurance for plans pre-approved by Employer. Also, during the Term, Employee shall be entitled to twenty (20) days paid leave per annum and to accrue unused leave from year to year.

     5. EXPENSES AND OTHER PERQUISITES. Employer shall reimburse Employee for all reasonable and proper business expenses incurred by him in the performance of his duties hereunder during the Term, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented.

      6.   EXCLUSIVE SERVICES, CONFIDENTIAL INFORMATION, BUSINESS
           OPPORTUNITIES AND NON-SOLICITATION.

     (a) Exclusive Services. During the Term, Employee shall at all times devote his full-time attention, energies, efforts and skills to the Group's business and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the Board's written consent, provided that such prior consent shall not be required with respect to: (i) business interests that neither compete with Employer or any Subsidiaries nor interfere with Employee's duties and obligations hereunder; and (ii) Employee's charitable, philanthropic or professional association activities.

     During the Term, Employee shall not, without the Board's prior written consent, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on his own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to his knowledge, is about to become, engaged in the business of with which Employer or any Subsidiary is currently or has previously done business or any subsequent line of business developed by Employer or any Subsidiary or any business planned to be established by Employer during the Term. Notwithstanding the foregoing, Employee shall be permitted to own passive investments in publicly held companies provided that such investments do not exceed five percent (5%) of any such company's outstanding equity.

     (b) Confidential Information. During the Term and for the first 24 consecutive months after the expiration or earlier termination of the Term, Employee shall not disclose or use, directly or indirectly, any Confidential Information (as defined below). For the purposes of this Agreement, "Confidential Information" shall mean all information disclosed to Employee, or known by him as a consequence of or through his employment with Employer or any Subsidiary (under this Agreement or prior to this Agreement) where such information is not generally known in the trade or industry or was regarded or treated as confidential by Employer or any Subsidiary, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of Employer or its Subsidiaries. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of Term, Employee shall immediately return to Employer all property of Employer or any Subsidiary and Confidential Information which is in tangible form, and all copies thereof.

     (c) Business Opportunities and Conflicts of Interests. During the Term, Employee shall promptly disclose to the Board each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of the Group, the Group might reasonably consider pursuing. Upon termination of the term, regardless of the circumstances thereof, Employer shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement of Employee.

     During the Term, Employee shall refrain from engaging in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of Employer or its Subsidiaries, and he shall avoid any acts or omissions which are disloyal to, or competitive with Employer or its Subsidiaries.

     (d) Non-Solicitation of Executives. During the Term and for the first 24 consecutive months after expiration or termination of the Term, Employee shall not, except in the course of his duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of Employer or any Subsidiary, or solicit or offer employment to any person who was employed by Employer or any Subsidiary at any time during the twelve-month period preceding the solicitation or offer.

     (e) Covenant Not to Compete. If Employee voluntarily terminates the Term or declines to renew the Term, or if Employer terminates the Term for Cause (as defined below), Employee shall not, during the first 24 consecutive months following such termination, engage in competition with the Group, or solicit, from any person or entity who purchased any then existing product or service from Employer or any Subsidiary during his employment hereunder, the purchase of any then existing product or service in competition with then existing products or services of Employer or any Subsidiary.

     For purposes of this Agreement, Employee shall be deemed to engage in competition with Employer if he shall directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any person or entity engaged in providing technical and management services to any person or entity which Employer or any Subsidiary, during the Term, has developed or is working to develop. Notwithstanding anything herein to the contrary, if Employer is in material breach of this Agreement, the provisions of this Section 6 shall not apply.

     (f) Employee Acknowledgement. Employee hereby agrees and acknowledges that the restrictions imposed upon him by the provisions of this Section 6 are fair and reasonable considering the nature of Employer's business, and are reasonably required for Employer's protection.

     (g) Invalidity. If a court of competent jurisdiction or an arbitrator shall declare any provision or restriction contained in this Section 6 as unenforceable or void, the provisions of this Section 6 shall remain in full force and effect to the extent not so declared to be unenforceable or void, and the court may modify the invalid provision to make it enforceable to the maximum extent permitted by law.

     (h) Specific Performance. Employee agrees that if he breaches any of the provisions of this Section 6, the remedies available at law to Employer would be inadequate and in lieu thereof, or in addition thereto, Employer shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Employee authorizes Employer to make known the terms of Sections 6 and 7 hereof to any person, including future employers of Employee.

     7. TERMINATION.

     (a) Termination for Cause. Employer may for Cause (as defined below) terminate the Term at any time by written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any one or more of the following:

     (i) conduct by Employee which is materially illegal or fraudulent;

     (ii) the breach or violation by Employee of the Agreement, provided that Employee must first be given notice by the Board of the alleged breach of violation and 30 days to cure said alleged breach or violation;

     (iii) Employee's knowing and willful neglect of duties or negligence in the performance of his duties which materially affects Employer's or any Subsidiary's business, provided that Employee must first be given notice by the Board of such alleged neglect or negligence and 30 days to cure said alleged neglect or negligence; or

     (iv) Employee's commission of any material act of misfeasance, malfeasance, disloyalty, dishonesty or breach of trust against any part of the Group

If a termination occurs pursuant to clause (i) or (iv) above, the date on which the Term is terminated (the "Termination Date") shall be the date Employee receives notice of termination and, if a termination occurs pursuant to clauses
(ii) or (iii) above, the Termination Date shall be the date on which the specified cure period expires. In any event, as of the Termination Date (in the absence of satisfying the alleged breach or violation within the applicable cure period), Employee shall be relieved of all of his duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit, after the Termination Date but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, paid leave benefits, and reimbursement of incurred business expenses.

     (b) Death or Disability. The Term shall be terminated immediately and automatically upon Employee's death or "Disability." The term "Disability" shall mean Employee's inability to perform all of the essential functions of his position hereunder for a period of 26 consecutive weeks or for an aggregate of 150 work days during any 12-month period by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors, one appointed by the Board and one appointed by Employee or his designated representative. If the panel is unable to reach a decision, the matter will be referred to arbitration in accordance with Section 8. In the event of Employee's death or Disability for any period of six consecutive months, Employee (or his designated beneficiary) will be paid his Base Salary then in effect for one full year following the date of death or the end of the six-month period, as the case may be.

     (c) By Employee. Employee may, in his sole discretion, without cause, terminate the Term at any time upon 90 days' written notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve him of his duties and terminate the Term at any time prior to the expiration of said notice period. If the Term is terminated by either of the Parties pursuant to this Section 7(c), Employee shall not be entitled to the accrual or provision of any compensation or benefit, after the effective date of such termination, but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued through the effective date of such termination, including Base Salary, paid leave benefits, and reimbursement of incurred business expenses.

     8. ARBITRATION. Whenever a dispute arises between the Parties concerning this Agreement or any of the obligations hereunder, or Employee's employment generally, Employer and Employee shall use their best efforts to resolve the dispute by mutual agreement. If any dispute cannot be resolved by Employer and Employee, it shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Employment Dispute Resolution then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the Parties, and judgement may be entered on the arbitrator's award in any court having jurisdiction thereof. The expenses of the arbitration shall be borne by the losing Party to the arbitration and the prevailing Party shall be entitled to recover from the losing Party all of its or his own costs and attorney's fees with respect to the arbitration. Nothing in this Section 8 shall be construed to derogate Employer's rights to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 6(h).

     9. NON-WAIVER. It is understood and agreed that one Party's failure at any time to require the performance by the other Party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first Party's right thereafter to enforce the same, nor shall the waiver by either Party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

     10. SEVERABILITY. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

     11. SURVIVABILITY. Unless otherwise provided herein, upon termination or expiration of the Term, the provisions of Sections 6(b), (d) and (e) above shall nevertheless remain in full force and effect.

     12. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the Commonwealth of Delaware without regard to the conflict of law provisions thereof.

     13. CONSTRUCTION. The section headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof. All references herein to Sections shall be deemed to refer to numbered sections of this Agreement.

     14. ENTIRE AGREEMENT. This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by each of Employer and Employee. No representation, promise or inducement has been made by either Employer or Employee that is not embodied in this Agreement, and neither Employer nor Employee shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

     15. ASSIGNABILITY. Neither this Agreement nor any rights or obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other Party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

     16. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed:


              if to Employer, to  Euronet Services Inc.
                                  c/o Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware
                                  USA

                                  attention: Board of Directors


              if to Employee, to  Michael J. Brown
                                  12617 Juniper Circle
                                  Leawood, Kansas 66209
                                  USA

                                  tel/fax: 1-913-491-3514



or to such other address as Employer or Employee shall have furnished to the other in writing.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement, to be effective as of the day and year first above written.

                                      EURONET SERVICES INC.
                                      a Delaware corporation



Date:  December 17, 1996              _________________________
                                      By:
                                      Its:



Date:  December 17, 1996              _________________________
                                      Michael J. Brown